                                                                     EXHIBIT 3.3

                   Dated                               199_
                   ----------------------------------------



                          (1) ALLIANCE RESOURCES PLC

                                    - and -

                           (2) SOCIETY NATIONAL BANK





                           -------------------------


                               WARRANT AGREEMENT


                           -------------------------





                             ASHURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London  EC2A 2HA

                              Tel:  0171-638-1111
                              Fax:  0171-972-7990

                                 ASC/A90200030

                                   CONTENTS

   CLAUSE                                                            PAGE

   1.  DEFINITIONS...................................................   1
   2.  APPOINTMENT OF WARRANT AGENT..................................   2
   3.  WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.................   3
   4.  FORM AND EXECUTION OF WARRANT CERTIFICATES....................   3
   5.  EXERCISE OF WARRANTS..........................................   4
   6.  RESERVATION OF SHARES AND PAYMENT OF TAXES....................   5
   7.  REGISTRATION OF TRANSFER OF WARRANT CERTIFICATES..............   5
   8.  LOSS OR MUTILATION............................................   6
   9.  ADJUSTMENT OF EXERCISE PRICE AND SHARES.......................   6
   10. EXTENSION OF WARRANT EXERCISE PERIOD..........................   9
   11. PURCHASE OR REDEMPTION OF WARRANTS BY THE COMPANY.............   9
   12. DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT.........  10
   13. MODIFICATION OF AGREEMENT.....................................  11
   14. NOTICES.......................................................  12
   15. PERSONS BENEFITING............................................  12
   16. FURTHER INSTRUMENTS...........................................  13
   17. SEVERABILITY..................................................  13
   18. WAIVER........................................................  13
   19. GENERAL PROVISIONS............................................  13

                               WARRANT AGREEMENT

THIS AGREEMENT dated as of _____ __, ____ between Alliance Resources Plc, a company incorporated under the laws of England and Wales (the "COMPANY") and Society National Bank, a national banking association organised and existing under the laws of the United States (the "WARRANT AGENT").

RECITALS

(A) The Company has determined by a resolution of its Board of Directors (being duly empowered and authorised by the Memorandum and Articles of Association of the Company to issue up to __________ warrants (the "Warrants") each entitling the holder thereof, on specified subscription dates, to subscribe for ordinary shares of 40p each in the capital of the Company ("Common Shares", and such shares being the "Warrant Shares") and has determined to constitute the same in the manner hereinafter appearing.

(B) The Warrants have been created in connection with the merger of a subsidiary of the Company and LaTex Resources Inc pursuant to an Agreement and Plan of Merger dated 12th August 1996 (the "Merger Agreement").

(C) The particulars subject to which the Warrants are created are set out in this Agreement.

(D) The Company desires to provide for the issuance of warrant certificates (the "WARRANT CERTIFICATES") representing the Warrants, upon completion of the Merger Agreement.

(E) The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:-

1.   DEFINITIONS

     As used herein:-

     1.1 "COMMON SHARES" means shares of the Company of any class, whether now or hereafter authorised, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which as of the date hereof consist of the Company's Ordinary shares of 40p each;

          "CORPORATE OFFICE" means the place of business of the Warrant Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see clause [13] hereof);

          "EFFECTIVE DATE" means the date on which the Merger Agreement is completed;

          "EXERCISE PERIOD" means the period commencing on the Effective Date and ending on the Expiration Date;

          "EXERCISE PRICE" means a purchase price of __________ per Common Share (the "WARRANT EXERCISE PRICE");

          "EXPIRATION DATE" means 5.00 p.m. Central Standard or Daylight Time on 19 November 1997;

          "REGISTERED HOLDER" means the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to this agreement;

          "SUBSIDIARY" means any corporation of which shares having ordinary voting power to elect a majority of the board of directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company;

          "TRANSFER AGENT" means the Company's transfer agent, Society National Bank, or its successor;

          "WARRANT" or "WARRANTS" means and includes up to __________ Warrants, each to purchase 1 Common Share;

          "WARRANT SHARES" means and includes up to __________ Common Shares and any additional Common Shares or other property which may hereafter be issuable or deliverable on exercise of the Warrants pursuant to clause 9 of this agreement.

2.   APPOINTMENT OF WARRANT AGENT

     The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

3.   WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES

3.1 Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one Common Share on exercise thereof, subject to modification and adjustment as hereinafter provided in clause 9. Warrant Certificates representing up to an aggregate of __________ Warrants of the Company shall be executed by the proper officers of the Company and delivered to the Transfer Agent of the Company's Common Shares for countersignature at the closing of the proposed public offering. The

     Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its president and attested by its secretary or assistant secretary. The Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this agreement.

3.2 Except as provided in clause 9 hereof, the Warrant Shares shall be issued only on or after the Exercise Date (hereinafter defined) on exercise of the Warrants or on transfer or exchange of the Warrant Shares.

4.   FORM AND EXECUTION OF WARRANT CERTIFICATES

4.1 The Warrant Certificates shall be substantially in the form attached as exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this agreement. The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

4.2 Warrant Certificates shall be executed on behalf of the Company by its president and secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

5.   EXERCISE OF WARRANTS

5.1 The Warrants shall be exercisable during the Exercise Period, beginning on the Effective Date and continuing until the Expiration Date. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "EXERCISE DATE") of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorised in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified cheque, of an amount in lawful money of the United States of America. Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

5.2 The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable on exercise of a Warrant. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

5.3 As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares deliverable on exercise of any Warrant. The Warrent Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company. The parties contemplate such payments will be made by the Warrant Agent to the Company on a weekly basis and will consist of collected funds only. The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a federally-insured escrow account at a commercial bank selected by agreement of the Company and the Warrant Agent, at all times relevant hereto. Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

5.4 Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

5.5 A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount. Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period. The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period. [COPIES OF ALL OF THE ABOVE SHALL BE TRANSMITTED PROMPTLY TO CHELSEA STREET SECURITIES, INC., 222 WEST LAS COLINAS BOULEVARD, SUITE 2000, IRVING, TEXAS 75039.]

6.   RESERVATION OF SHARES AND PAYMENT OF TAXES

6.1 The Company covenants that it will at all times keep available for issue sufficient authorised but unissued Common Shares as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

6.2 If any Warrant Shares require registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, the Company covenants it will in good faith and as expeditiously as possible endeavour to secure such registration or approval, as the case may be.

6.3 The Warrant holder shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

6.4 The Warrant Agent is hereby irrevocably authorised to requisition certificates for Warrant Shares from the Company's Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this agreement, authorised the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for Common Shares issuable on exercise of the Warrants and of each successor Transfer Agent, if any.

7.   REGISTRATION OF TRANSFER OF WARRANT CERTIFICATES

7.1 The Warrant Certificates may not be transferred in whole or in part except as authorised in this agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its corporate office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

7.2 The Warrant Agent shall keep transfer books at its corporate office in which it shall register Warrant Certificates and the transfer thereof. On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

7.3  The Warrants will not be listed or traded on a securities exchange.

8.   LOSS OR MUTILATION

     On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

9.   ADJUSTMENT OF EXERCISE PRICE AND SHARES

9.1 In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Shares as a stock dividend or shall subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such events, the Exercise Price in effect at the time of such action shall be reduced proportionately and the number of Common Shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of its outstanding Common Shares by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of Common Shares at that time purchasable pursuant to the Warrants shall be decreased proportionately. Such stock dividend paid or distributed on the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid or distributed in Common Shares to the extent Common Shares are issuable on the payment or conversion thereof.

9.2 In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalised by reclassifying its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalisation or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this agreement, in lieu of the Common Shares of the Company theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalisation or conveyance not taken place; and in any such event, the rights of any holder of a Warrant to any adjustment in the number of Common Shares purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "MATERIAL CHANGE" for purposes of this clause 9.2, and no adjustment shall be made under this clause 9 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

9.3 In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise of such Warrant, in lieu of each Common Share of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Common Share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5.00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

9.4 In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to purchase its Common Shares at a price per share more than ten per cent. below the then current market price per share (as defined below) of its Common Shares at the date of taking such record, then (a) the number of Common Shares purchasable pursuant to the Warrants shall be redetermined as follows: the number of Common Shares purchasable pursuant to a Warrant immediately prior to such adjustment (taking in account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares of the Company then outstanding (excluding the Common Shares then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of Common Shares of the Company outstanding (excluding the Common Shares owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (b) the Exercise Price per Common Share purchasable pursuant to a Warrant shall be redetermined as follows: the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of Common Shares purchasable immediately prior to the taking of such record, and the denominator of which is the number of Common Shares purchasable immediately after the taking of such record as determined pursuant to clause 9.4(a) above; provided, however (c) that any adjustment in the number of shares issuable as set forth above shall be effective only to the extent sufficient Common Shares have been registered through a Registration Statement filed with the Securities and Exchange Commission, and (d) that any adjustment in the Exercise Price does not cause the Company to receive proceeds in excess of the amount authorised by any such Registration Statement. For the purpose hereof, the current market price per Common Share of the Company at any date shall be deemed to be the average of the middle market price as derived from the London Stock Exchange Daily Official List for 30 consecutive business days commencing 15 business days prior to the record date.

9.5 On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of Common Shares; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one Common Share on the basis of the Exercise Price per share.

9.6 In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Shares for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

9.7 The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Shares, unless the Warrant is exercised and the Common Shares purchased prior to the record date fixed by the board of directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.

9.8 No adjustment of the Exercise Price shall be made as a result of or in connection with (a) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Shares on exercise of any options pursuant to any such plan, (b) the issuance of individual warrants or options to purchase Common Shares, the issuance of Common Shares upon exercise of such warrants or options, or the issuance of Common Shares in connection with compensation arrangements for directors, officers, employees or agents of the Company or any Subsidiary, and the like, or (c) the issuance of Common Shares in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

10.  EXTENSION OF WARRANT EXERCISE PERIOD

     The Warrant Exercise Period may be extended one or more times, and from time to time, in the sole discretion of the Company and the Warrant Agent. Any such extension shall be evidenced by a written modification of this Warrant Agreement executed by the Company and the Warrant Agent. Within fifteen days of the execution of any such written modification of this Warrant Agreement, the Company shall file with the Securities and the Exchange Commission a Post-effective Amendment to the Registration Statement registering the Common Shares underlying the Warrants.

11.  PURCHASE OR REDEMPTION OF WARRANTS BY THE COMPANY

11.1 The Warrants are redeemable upon 30 days' notice to their holders for $.01 per Warrant. Notice of any such redemption will be mailed by the Company to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company. Unless, prior to the expiration of such 30-day notice period, a Registered Holder exercises his right to purchase the Shares of Common Stock covered by his Warrants, such Registered Holder will forfeit his right to do so, and will be entitled only to the redemption price of such Warrants, if redeemed.

11.2 In the event the Company shall purchase, redeem, or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled and retired by the Warrant Agent.

12.  DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT

12.1 The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorisation of the Warrant Certificates or the Warrants represented thereby or of the Common Shares or other property delivered on exercise of any Warrant. The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

12.2 The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this agreement or in the Warrant Certificates, or (c) be liable for any act or omission in connection with this agreement except for its own negligence or wilful misconduct.

12.3 The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

12.4 Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its president and attested by its secretary or assistant secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

12.5 The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

12.6 The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct) on 30 days' prior written notice to the other party. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination, the Company shall appoint a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

12.7 After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

12.8 Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and authorisation of such successor Warrant Agent.

12.9 The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

13.  MODIFICATION OF AGREEMENT

     The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, this agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3 per cent. of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise Period thereof shall be made without the consent, in writing, of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this agreement.

14.  NOTICES

     All notices, demands, elections, opinions or requests (however characterised or described) required or authorised hereunder shall be deemed given sufficiently in writing and set by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to:-

     in the case of the Company:                Alliance Resources plc
                                                Kingsbury House
                                                15-17 King Street
                                                London SW1Y 6QU

     and, in the case of the Warrant Agent:     Society National Bank
                                                P. O. Box 2320
                                                Dallas, Texas 75221-2320

     and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

15.  PERSONS BENEFITING

     This agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant Certificates. Nothing in this agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation except that the parties agree that Argent Securities, Inc. is relying on each party to properly perform its duties and obligations under this agreement.

16.  FURTHER INSTRUMENTS

     The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this agreement.

17.  SEVERABILITY

     If any provision of this agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not adversely affect any other provision of this agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

18.  WAIVER

     All the rights and remedies of either party under this agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

19.  GENERAL PROVISIONS

     This agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS whereof this agreement has been executed on the date first above written.

Signed by                             )
                                      )

for and on behalf of                   ALLIANCE RESOURCES PLC
in the presence of:-                  )



Signed by                             )
                                      )
for and on behalf of SOCIETY NATIONAL )
BANK in the presence of:-             )